Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
866-508-4969	415-433-3777	916-403-2790
Investorrelations@pacificethanol.net		paulk@pacificethanol.net

Pacific Ethanol ANNOUNCES ADDITIONAL TIME FOR
STOCKHOLDERS TO CONSIDER AND VOTE UPON PROPOSED
REVERSE stock SPLIT

Sacramento, CA, April 30, 2013 – Pacific Ethanol, Inc. (NASDAQ: PEIX), the leading marketer and producer of low-carbon renewable fuels in the Western United States, today announced that its special meeting of stockholders scheduled today at 9:00 a.m., Pacific Time, has been adjourned until 9:00 a.m., Pacific Time, on Friday, May 10, 2013 at 400 Capitol Mall, Suite 2060, Sacramento, California 95814, to provide its stockholders further time to vote upon a proposed reverse stock split. All stockholders of record as of March 19, 2013 are entitled to vote on the proposed reverse stock split. A significant majority of the votes received to date are in favor of the proposal. However, insufficient votes have been received to achieve a majority of the outstanding shares required to amend Pacific Ethanol’s charter.

Business of the Special Meeting

At the special meeting, stockholders will be asked to approve an amendment to Pacific Ethanol’s Certificate of Incorporation to effectuate a reverse split of its issued and outstanding shares of common stock at a ratio of between 1-for-5 and 1-for-15, inclusive, to be selected at the sole discretion of the Board of Directors (“Reverse Stock Split”).

Pacific Ethanol strongly recommends that stockholders vote “FOR” the reverse stock split as it is in the best interest of Pacific Ethanol and its stockholders. If you have not voted, or have mislaid your proxy materials or are uncertain if you have voted all the shares you are entitled to vote please see “How You Can Vote,” below. Every single vote counts. Please vote TODAY—by internet or by telephone.

How You Can Vote

Stockholders will not have time to vote by mail and should instead vote by telephone or over the Internet. To vote over the Internet, visit www.proxyvote.com which provides specific instructions on how to vote. You will need your 12-digit control number from your proxy card to vote. If you do not have your control number, please contact Pacific Ethanol’s proxy solicitor, Georgeson, at (800) 790-6795 for assistance in voting your shares. If you received multiple mailings and are uncertain if all your shares have been voted or wish to confirm or change your vote, please contact Georgeson at (800) 790-6795.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the special meeting. Pacific Ethanol has filed with the Securities and Exchange Commission and mailed to its stockholders a proxy statement in connection with the special meeting, and advises its stockholders to read the proxy statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the proxy statement and other documents filed by Pacific Ethanol with the Securities and Exchange Commission at www.sec.gov. The proxy statement and these other documents may also be obtained upon request addressed to Pacific Ethanol’s Secretary at Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (NASDAQ: PEIX) is the leading marketer and producer of low-carbon renewable fuels in the Western United States. Pacific Ethanol also sells co-products, including wet distillers grain (“WDG”), a nutritious animal feed. Serving integrated oil companies and gasoline marketers who blend ethanol into gasoline, Pacific Ethanol provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Pacific Ethanol has an 83% ownership interest in New PE Holdco LLC, the owner of four ethanol production facilities. Pacific Ethanol operates and manages the four ethanol production facilities, which have a combined annual production capacity of 200 million gallons. The facilities in operation are located in Boardman, Oregon, Burley, Idaho and Stockton, California, and one idled facility is located in Madera, California. The facilities are near their respective fuel and feed customers, offering significant timing, transportation cost and logistical advantages. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets ethanol from Pacific Ethanol’s managed plants and from other third-party production facilities, and another subsidiary, Pacific Ag. Products, LLC, markets WDG. For more information please visit www.pacificethanol.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release including, without limitation, the ability of Pacific Ethanol to continue as the leading marketer and producer of low-carbon renewable fuels in the Western United States are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Pacific Ethanol could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse economic and market conditions; changes in governmental regulations and policies; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Form 10-K filed with the Securities and Exchange Commission on April 1, 2013.